Q4 and Fiscal Year 2026 Financial Results Conference Call June 4, 2026 Kristine MoserGregory RustowiczDavid Wilson President & Chief Executive Officer Executive Vice President Finance & Chief Financial Officer Vice President, Investor Relations & Treasurer

Safe Harbor Statement 2 This presentation and the accompanying oral discussion contains “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are generally identified by the use of forward-looking terminology, including the terms "anticipate," “believe,” “continue,” “could,” “estimate,” “expect,” “illustrative,” “intend,” “likely,” “may,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward-looking statements include, among others, statements regarding: (1) our strategy, outlook and growth prospects, including the Company's full year fiscal 2027 guidance, consisting of net sales, Adjusted EBITDA and Adjusted EPS for fiscal 2027, as well as the associated assumed inputs for fiscal 2027 regarding interest expense, amortization expense, depreciation expense, effective tax rate and Adjusted Diluted Shares Outstanding; (2) our operational and financial targets and capital distribution policy, including regarding our expectation that the dividends payable on the Preferred Shares will be accrued, accumulated and compounded, rather than being paid in cash, during fiscal 2027 (3) general economic trends and trends in our industry and markets; (4) our ability to successfully integrate the Kito Crosby Acquisition and achieve targeted net cost synergies; (5) our ability to expand margins in future periods; and (6) the competitive environment in which we operate. Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, (1) risks relating to the competitive environment in which we operate; (2) the risk that the integration of Kito Crosby's business and operations into the Company will be more costly or difficult to complete than expected, or that the Company is otherwise unable to achieve its target synergies or that the timeline of such net cost synergy realization may be delayed, including as a result of unexpected factors or events; (3) risks related to the general competitive, economic, political and market conditions and other factors that may affect future results of the Company; and (4) the other risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as well as in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward looking statements speak only as of the date they are made. Columbus McKinnon undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Non-GAAP Financial Measures and Forward-looking Non-GAAP Financial Measures This presentation will discuss some non-GAAP (“adjusted”) financial measures which we believe are useful in evaluating Columbus McKinnon’s performance. You should not consider the presentation of this additional information in isolation or as a substitute for results prepared in accordance with GAAP. The non-GAAP financial measures are noted and reconciliations of comparable historical GAAP measures with historical non-GAAP financial measures can be found in tables either included in the Supplemental Information portion of this presentation or our filings with the Securities and Exchange Commission.

FY26 Year in Review 3 1. On February 3, 2026, the Company closed on the acquisition of Kito Crosby Limited (the “Kito Crosby Acquisition”). 2. As part of the Kito Crosby Acquisition, the Company was required to divest its U.S. power chain hoist (other than with respect to Little Mule products) and chain manufacturing operations, which closed on March 4, 2026 (the “Divestiture”). 3. "Legacy CMCO" is defined as reported Columbus McKinnon adjusting for the removal of the Divestiture and the Kito Crosby Acquisition in all comparable periods. 4. Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation. Closed transformational Kito Crosby Acquisition1 and Divestiture2 Record orders of $1.2B increased 20% primarily due to the Kito Crosby Acquisition Strong backlog of $520M with Legacy CMCO3 backlog of $320M Net sales of $1.2B increased 24% from prior fiscal year Net loss attributable to the Company of $230M, or $7.40 per diluted common share, includes non-cash goodwill impairment of $200M, $93M of deal- related costs and $37M of acquisition inventory step-up amortization expense Adjusted EBITDA4 of $181M with Adjusted EBITDA Margin4 of 15.2% FY26 Was a Year of Significant Strategic Advancement for Columbus McKinnon with Multiple Avenues for Profitable Growth in FY27

Strong Order Growth with a 1.0x Book to Bill  Q4 FY26 orders increased 68% Y/Y to $443M; FY26 orders increased 20% Y/Y to $1.2B  Legacy CMCO3 orders increased driven by strength in the U.S. project business  Strength in automation and lifting  Addition of $189M of Kito Crosby orders  Global sales funnel reflects strong quotation activity  Continued softness in EMEA given the macroeconomic landscape and conflict in the Middle East Backlog of $520M up 61% Y/Y  Addition of Kito Crosby backlog of $200M  Legacy CMCO3 backlog increased $11M Orders and Backlog 4 $190.3 $263.7 $132.2 $256.0 $322.5 $519.6 Q4 FY25 Q4 FY26 Book:Bill $264.3 $442.8 1.1x 1.0x Q4 FY25 Q4 FY26 Current Quarter Backlog1 Long-Term Backlog2 1. Expected to ship in Q1 FY27 2. Long term backlog is expected to ship beyond three months 3. “Legacy CMCO" is defined as reported Columbus McKinnon adjusting for the removal of the Divestiture and the Kito Crosby Acquisition in all comparable periods. ($ in millions, $M) BacklogQuarterly Orders Annual Orders $1,001.4 $1,202.5 1.0x 1.0x 0.0x 0.2x 0.4x 0.6x 0.8x 1.0x 1.2x $- $200.0 $400.0 $600.0 $800.0 $1,000.0 $1,200.0 $1,400.0 FY25 FY26

Net Sales

($ in millions, $M)

Q4 FY26 Net Sales Bridge[1]



$246.9
$(14.0)
$8.0
$(1.2)
$10.0
$188.1
$437.8
Q4 FY25
Divestiture
Pricing
Volume
FX
Kito Crosby Acquisition
Q4 FY26

FY26 Net Sales Bridge[1]



$963.0
$(14.0)
$21.5
$10.2
$24.6
$188.1
$1,193.4
FY25
Divestiture
Pricing
Volume
FX
Kito Crosby Acquisition
FY26

1. Components may not sum due to rounding
2. Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

Q4 FY26 net sales of $438M increased 77% Y/Y:

- Legacy CMCO Net Sales Growth[2] of 7% driven by pricing and foreign exchange with double digit growth in short-cycle business
  - Growth led by linear motion and automation
- Addition of $188M of revenue from the Kito Crosby Acquisition

FY26 net sales of $1,193M increased 24% Y/Y:

- Legacy CMCO Net Sales Growth[2] of 7% reflects pricing, increased volume, and favorable foreign exchange impacts
  - Growth in both short-cycle and project businesses
  - Growth led by linear motion and automation
- Addition of $188M of revenue from the Kito Crosby Acquisition

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Earnings Per Share

($ in millions, $M)

Quarterly Diluted EPS



$0.60
($0.09)
$0.24
($5.78)
Adjusted[1]
GAAP
Q4 FY25
Q4 FY26

	Q4 FY25	Q4 FY26
Net loss attributable to the Company	($2.7M)	($238.2M)
Adjusted Net Income[1]	$17.3M	$10.4M

Annual Diluted EPS



$2.48
($0.18)
$1.87
($7.40)
Adjusted[1]
GAAP
FY25
FY26

	FY25	FY26
Net loss attributable to the Company	($5.1M)	($229.5M)
Adjusted Net Income[1]	$71.9M	$60.4M

1. Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation
2. 800,000 Series A Cumulative Convertible Participating Preferred Shares of the Company, par value $1.00 per share (the "Preferred Shares").

Q4 FY26 gross profit of $103M up $23M Y/Y:

- $67M from the Kito Crosby Acquisition
- ($37M) of acquisition related inventory step-up expense
- ($7M) impact from the Divestiture

Q4 FY26 Adj. Gross Profit[1] of $143M with Adjusted Gross Margin[1] of 32.7%:

- Reflects Kito Crosby Acquisition and Divestiture impacts, dilutive impact of tariffs as well as unfavorable volume and mix

Q4 FY26 RSG&A of $134M up 98% Y/Y:

- Includes $43M of deal-related costs and $33M from the Kito Crosby Acquisition

Q4 FY26 Adjusted RSG&A[1] of $91M, increased Y/Y due to:

- $31M from the Kito Crosby Acquisition
- $2M higher stock-based compensation due to stock decline in Q4 fiscal 2025
- Q4 FY26 Adjusted RSG&A[1] as a percent of sales was 20.7%

GAAP Loss per Share of $5.78 includes non-cash goodwill impairment and deal-related expenses

Adjusted EPS[1] of $0.24 decreased Y/Y:

- Adjusted Gross Profit[1] and Adjusted RSG&A[1] impacts noted above
- Higher interest expense
- The inclusion of 13.7M common shares issuable upon conversion of CD&R's Preferred Shares[2] in the Adjusted EPS[1] Calculation

Adjusted EBITDA and Adjusted EBITDA Margin[1]

($ in millions, $M)

Quarterly Adjusted EBITDA


$35.6
$68.7

	Q4 FY25	Q4 FY26
Net loss attributable to the Company	($2.7M)	($238.2M)
Net loss margin	(1.1%)	(54.4%)
Adj. EBITDA Margin[1]	14.4%	15.7%

Annual Adjusted EBITDA


$156.8
$181.4

	FY25	FY26
Net loss attributable to the Company	($5.1M)	($229.5M)
Net loss margin	(0.5%)	(19.2%)
Adj. EBITDA Margin[1]	16.3%	15.2%

Q4 FY26 net loss attributable to the Company includes:

- $200M non-cash goodwill impairment expense
- $68M of deal-related costs
- $37M of acquisition inventory step-up amortization expense

Q4 FY26 Adjusted EBITDA[1] of $69M

- $46M from the Kito Crosby Acquisition
- ($5M) impact from the Divestiture
- Unfavorable volume and mix

Q4 FY26 Adjusted EBITDA Margin[1] of 15.7%, increased 130 bps primarily due to:

- Addition of Kito Crosby
- Improvement in RSG&A as a percentage of sales
- Dilutive impact of tariff price increases
- Unfavorable volume and mix

1. Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation

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Capital, Liquidity and Cash Flow 8 $ (146.2)$ 45.6Net cash provided by (used for) operating activities (17.9)(21.4)Capital Expenditures $ (164.1)$ 24.2Free Cash Flow1 204.90.9Kito Crosby Acquisition-related cash payments 27.2–Divestiture-related cash payments $68.0$25.1Free Cash Flow Excluding Deal Costs1 Note: Components may not sum due to rounding FY26 net cash used for operating activities of ($146M) and Free Cash Flow1 of ($164M)  Kito Crosby Acquisition-related cash payments of $205M, reflecting deal and integration costs as well as Kito Crosby employee-related transaction payments related to deal closure  Divestiture related cash payments of $27M due to cash taxes paid on gain on sale Free Cash Flow Excluding Deal Costs1 was $68M in FY26, an increase of $43M Y/Y Credit Agreement Net Leverage Ratio1 of 5.1x Total liquidity of $561M increased $321M Y/Y:  $459M of Revolving Credit Facility availability  $97M of cash and cash equivalents  $6M of AR Securitization availability FY26 Free Cash Flow Impacted by $232M of deal-related costs; Free Cash Flow Excluding Deal Costs1 was $68M 1. Non-GAAP financial measure; see definition and reconciliation at the end of this Presentation ($ in millions, $M) Free Cash Flow Excluding Deal Costs1 $25.1 $68.0 FY25 FY26

FY27 Guidance

Net Sales	**$2.05 – $2.12 billion**
Adjusted EBITDA[1]	**$390 – $410 million**
Adjusted EPS[1]	**$1.70 – $1.90**

Fiscal 2027 guidance assumes approximately:

- $185 - $190 million of interest expense,
- $135 - $140 million of amortization expense,
- $75 - $80 million of depreciation expense,
- an effective tax rate of 25%, and
- 52 million Adjusted Diluted Shares Outstanding[1] as a result of the Company's expectation that the dividends payable on the Preferred Shares[2] will be accrued, accumulated and compounded, rather than being paid in cash during fiscal 2027


RIGGING & LIFT
COMPONENT

1. The Company has not reconciled its Adjusted EBITDA, Adjusted EPS or Adjusted Diluted Shares Outstanding guidance for fiscal 2027 to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management's control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide guidance for the comparable GAAP financial measures. Forward-looking guidance regarding Adjusted EBITDA, Adjusted EPS and Adjusted Diluted Shares Outstanding are made in a manner consistent with the relevant definitions and assumptions noted herein.
2. 800,000 Series A Cumulative Convertible Participating Preferred Shares of the Company, par value $1.00 per share (the "Preferred Shares").

9

Supplement

Non-GAAP Financial Measures 11 The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this presentation to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this presentation. The non-GAAP financial measures in this presentation may differ from similarly titled measures used by other companies.  Adjusted Gross Profit and Adjusted Gross Margin  Adjusted RSG&A and Adjusted RSG&A as a Percentage of Sales  Adjusted Net Income and Adjusted EPS  Adjusted EBITDA and Adjusted EBITDA Margin  Free Cash Flow and Free Cash Flow Excluding Deal Costs  Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth  Credit Agreement Net Leverage Ratio, Credit Agreement Adjusted EBITDA and Credit Agreement Adjusted EBITDA Margin

Non-GAAP Measures: Adjusted Gross Profit and Adjusted Gross Margin

($ in thousands)	Quarter		Year	
	Q4 FY25	Q4 FY26	FY25	FY26
Gross Profit	$ 79,810	$ 102,892	$ 325,680	$ 359,431
Add back (deduct):				
Acquisition integration costs	—	1,341	—	1,409
Acquisition inventory step-up expense	—	36,798	—	36,798
Business realignment costs	—	413	994	1,929
Factory and warehouse consolidation	4,120	127	15,439	982
Hurricane Helene cost impact	—	—	171	—
Monterrey, MX new factory start-up costs	3,058	1,566	9,906	6,480
Adjusted Gross Profit	$ 86,988	$ 143,137	$ 352,190	$ 407,029
Net sales	$ 246,889	$ 437,829	$ 963,027	$ 1,193,451
Gross margin	32.3 %	23.5%	33.8%	30.1%
Adjusted Gross Margin	35.2 %	32.7%	36.6%	34.1%

Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Margin, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and current year's gross profit and gross margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company's gross profit and gross margin to that of other companies.

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Non-GAAP Measures: Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales

($ in thousands)	Quarter		Year	
	Q4 FY25	**Q4 FY26**	**FY25**	**FY26**
RSG&A	$ 67,481	$ 133,562	$ 241,161	$ 333,313
Add back (deduct):				
Transaction-related costs	(11,014)	(33,477)	(11,014)	(55,603)
Acquisition integration costs	–	(9,139)	–	(11,386)
Business realignment costs	(399)	–	(1,523)	(2,381)
Headquarter relocation costs	(51)	(247)	(373)	(463)
Factory and warehouse consolidation	(869)	–	(2,107)	(72)
Mexico customs duty assessment	433	–	(1,067)	–
Customer bad debt[1]	–	–	(1,299)	–
Monterrey, MX new factory start-up costs	(103)	–	(3,842)	–
Adjusted RSG&A	$ 55,478	$ 90,699	$ 219,936	$ 263,408
Net sales	$ 246,890	$ 437,829	$ 963,027	$ 1,193,451
RSG&A as a percent of sales	27.3%	30.5%	25.0%	27.9%
Adjusted RSG&A as a Percent of Sales	22.5%	20.7%	22.8%	22.1%

[1] Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January 2025.

Adjusted RSG&A is defined as selling, general and administrative, and research and development (RSG&A) expenses as reported, adjusted for certain items. Adjusted RSG&A as a Percent of Sales is defined as Adjusted RSG&A divided by net sales. Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales are not measures determined in accordance with GAAP and may not be comparable with Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted RSG&A and Adjusted RSG&A as a Percent of Sales, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter and year's RSG&A and RSG&A as a Percent of Sales to the historical periods' RSG&A and RSG&A as a Percent of Sales, as well as facilitates a more meaningful comparison of the Company's RSG&A and RSG&A as a Percent of Sales to that of other companies.

13

Non-GAAP Measures: Adjusted Net Income and Adjusted EPS

($ in thousands, except per share data)	Quarter		Year	
	Q4 FY25	Q4 FY26	FY25	FY26
Net income (loss) attributable to the Company	$ (2,684)	$ (238,230)	$ (5,138)	$ (229,535)
Add back (deduct):				
Amortization of intangibles	7,398	25,817	29,946	48,757
Transaction-related costs	11,014	33,477	11,014	55,603
Acquisition integration costs	—	10,480	—	12,795
Acquisition inventory step-up expense	—	36,798	—	36,798
Business realignment costs	399	413	2,517	4,310
Headquarter relocation costs	51	247	373	463
Factory and warehouse consolidation	4,989	127	17,546	1,054
Monterrey, MX new factory start-up costs	3,161	1,566	13,748	6,480
Mexico customs duty assessment	(433)	—	1,067	—
Customer bad debt[1]	—	—	1,299	—
Non-cash pension settlement	—	—	23,634	—
Hurricane Helene cost impact	—	—	171	—
Loss on impairment of goodwill[2]	—	200,000	—	200,000
Cost of debt refinancing	—	24,185	—	24,185
Net (gain) loss on sales of business	—	(103,306)	—	(103,306)
Normalize tax rate to 25%[3]	(6,580)	18,858	(24,319)	2,797
Adjusted Net Income	$ 17,315	$ 10,432	$ 71,858	$ 60,401
GAAP average shares outstanding	28,615	28,742	28,738	28,714
Add back:				
Effect of diluted preferred shares	—	13,685	—	3,374
Effect of diluted share-based awards	174	290	250	256
Adjusted Diluted Shares Outstanding	28,789	42,717	28,988	32,344
GAAP EPS	$ (0.09)	$ (5.78)	$ (0.18)	$ (7.40)
Adjusted EPS	$ 0.60	$ 0.24	$ 2.48	$ 1.87

[1] *Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January 2025.*

[2] *For its annual goodwill impairment test, the Company elected to bypass the qualitative assessment and performed a quantitative impairment test for its reporting units, comparing the carrying amount of each reporting unit with its estimated fair value. While the individual reporting units initially had fair values in excess of their book value, the reduction in the Company's stock price and market capitalization resulted in the aggregate equity value of the combined company exceeding its market capitalization at its annual measurement date. The Company reevaluated the fair value of its reporting units and this resulted in a partial impairment of the goodwill in the amount of $200,000,000 for the Precision Conveyance reporting unit.*

[3] *Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.*

Adjusted Net Income and Adjusted EPS are defined as net income (loss) attributable to the Company and GAAP Loss Per Common Share as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Diluted Shares Outstanding is defined as GAAP average diluted shares outstanding adjusted for the effects of dilutive preferred shares and dilutive share-based awards. Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current periods' net income (loss), average diluted shares outstanding and GAAP (Loss) Earnings Per Common Share to the historical periods' net income (loss), average diluted shares outstanding and GAAP (Loss) Earnings Per Common Share, as well as facilitates a more meaningful comparison of the Company's net income (loss) attributable to the Company and GAAP Loss Per Common Share to that of other companies. The Company believes that presenting Adjusted Net Income, Adjusted Diluted Shares Outstanding and Adjusted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company's strategy to grow through acquisitions as well as organically.

14

Non-GAAP Measures: Adjusted EBITDA and Adjusted EBITDA Margin

($ in thousands)

	Quarter		Year	
	Q4 FY25	**Q4 FY26**	**FY25**	**FY26**
Net income (loss) attributable to the Company	$ (2,684)	$ (238,230)	$ (5,138)	$ (229,535)
Add back (deduct):				
Income tax expense (benefit)	(809)	22,335	(367)	22,930
Interest and debt expense	8,141	35,388	32,426	61,145
Cost of debt refinancing	—	24,185	—	24,185
Investment (income) loss	(429)	(217)	(1,302)	(2,182)
Foreign currency exchange (gain) loss	449	4,647	3,179	5,551
Other (income) expense, net	263	(1,387)	25,775	(1,525)
Stock-based compensation[1]	(421)	1,790	6,256	9,569
Depreciation and amortization expense	11,957	40,418	48,187	77,038
Transaction-related costs	11,014	33,477	11,014	55,603
Acquisition integration costs	—	10,480	—	12,795
Acquisition inventory step-up expense	—	36,798	—	36,798
Business realignment costs	399	413	2,517	4,310
Factory and warehouse consolidation	4,989	127	17,546	1,054
Headquarter relocation costs	51	247	373	463
Hurricane Helene cost impact	—	—	171	—
Mexico customs duty assessment	(433)	—	1,067	—
Customer bad debt[2]	—	—	1,299	—
Loss on impairment of goodwill[3]	—	200,000	—	200,000
Net (gain) loss on sale of business	—	(103,306)	—	(103,306)
Monterrey, MX new factory start-up costs	3,161	1,566	13,748	6,480
Adjusted EBITDA[1]	$ 35,648	$ 68,731	$ 156,751	$ 181,373
Net sales	$ 246,889	$ 437,829	$ 963,027	$ 1,193,451
Net income margin	(1.1) %	(54.4)%	(0.5) %	(19.2)%
Adjusted EBITDA Margin[1]	14.4 %	15.7 %	16.3 %	15.2 %

[1] In connection with the preparation of this presentation, the Company has used its updated definition of Adjusted EBITDA, which includes an addback of Company's stock-based compensation expense. This revised definition of Adjusted EBITDA was used to calculate Adjusted EBITDA set forth above, both for current periods and recast historical periods, and will be used by the Company on a go-forward basis for purposes of all future Adjusted EBITDA disclosures. This definitional change was driven by the Company's belief that adding back the expense associated with stock-based compensation for purposes of the computation of Adjusted EBITDA will provide the Company's investors with a better understanding of our underlying performance from period to period and enable them to better compare our performance against that of our peer companies, many of which also include an addback of stock-based compensation expense in computing Adjusted EBITDA.

[2] Customer bad debt represents a reserve of $1,299,000 against an accounts receivable balance for a customer who declared bankruptcy in January 2025.

[3] For its annual goodwill impairment test, the Company elected to bypass the qualitative assessment and performed a quantitative impairment test for its reporting units, comparing the carrying amount of each reporting unit with its estimated fair value. While the individual reporting units initially had fair values in excess of their book value, the reduction in the Company's stock price and market capitalization resulted in the aggregate equity value of the combined company exceeding its market capitalization at its annual measurement date. The Company reevaluated the fair value of its reporting units and this resulted in a partial impairment of the goodwill in the amount of $200,000,000 for the Precision Conveyance reporting unit.

Adjusted EBITDA is defined as net income (loss) attributable to the Company before interest expense, income taxes, depreciation, amortization, and other adjustments, including stock-based compensation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company's financial statements.

15

Non-GAAP Measures: Free Cash Flow (FCF) and Free Cash Flow Excluding Deal Costs 16 Free Cash Flow is defined as GAAP net cash provided by (used for) operating activities less capital expenditures included in the investing activities section of the consolidated statement of cash flows. Free Cash Flow Excluding Deal Costs is defined as Free Cash Flow less cash payments related to transaction, financing and integration activities for the Kito Crosby Acquisition and the Divestiture captured in the operating activities section of the consolidated statement of cash flows. Free Cash Flow and Free Cash Flow Excluding Deal Costs are not measures determined in accordance with GAAP and may not be comparable with measures as defined or used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Free Cash Flow and Free Cash Flow Excluding Deal Costs, is important for investors and other readers of the Company's financial statements and assist in understanding of the comparison of the current period Free Cash Flow and Free Cash Flow Excluding Deal Costs to that of historical periods. Year($ in thousands) FY26FY25 $ (146,211)$ 45,612Net cash provided by (used for) operating activities (17,859)(21,411)Capital expenditures $ (164,070)$ 24,201Free Cash Flow (FCF) 204,915850Kito Crosby Acquisition-related cash payments 27,151—Divestiture-related cash payments $ 67,996$ 25,051Free Cash Flow Excluding Deal Costs

Non-GAAP Measures: Legacy CMCO Net Sales

($ in thousands)	Quarter		Year	
	Q4 FY25	**Q4 FY26**	**FY25**	**FY26**
Net sales	**$ 246,889**	**$ 437,829**	**$ 963,027**	**$ 1,193,451**
Divestiture net sales	(35,085)	(22,372)	(135,455)	(123,048)
Kito Crosby Acquisition net sales	–	(188,089)	–	(188,089)
Legacy CMCO Net Sales	**$ 211,804**	**$ 227,368**	**$ 827,572**	**$ 882,314**
Net sales growth		*77.3%*		*23.9%*
Legacy CMCO Net Sales Growth		*7.3%*		*6.6%*

Legacy CMCO Net Sales is defined as net sales as reported, adjusted for the impact of acquisitions and divestitures. Legacy CMCO Net Sales Growth is defined as the change in Legacy CMCO Net Sales between the current period and the prior period divided by prior period Legacy CMCO Net Sales. Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth are not determined in accordance with GAAP and may not be comparable with non-GAAP net sales calculations used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP financial measures, such as Legacy CMCO Net Sales and Legacy CMCO Net Sales Growth, are important for investors and other readers of the Company's financial statements and assists in understanding the comparison of the current quarter's and fiscal year's net sales and net sales growth to the historical periods' net sales.

17

Non-GAAP Measure: Pro Forma Adjusted Gross Profit & Adjusted Gross Profit Margin 18 FY26 Consolidated Company Assuming Full Year of Acquisition and Divestiture11 Months of Divestiture10 Months of Kito CrosbyCMCO FY26 Reported($’000s) $683,746($50,901)$375,216$359,431Gross profit Addback: 36,798--36,798Acquisition inventory step-up expense 1,929--1,929Business realignment costs 982--982Factory and warehouse consolidation costs 6,480--6,480Monterrey, Mexico new factory start-up costs 1,709-3001,409Acquisition integration costs $731,644($50,901)$375,516$407,029Adjusted Gross Profit $2,034,620($123,048)$964,217$1,193,451Net Sales 33.6%41.4%38.9%30.1%Gross margin 36.0%41.4%38.9%34.1%Adjusted Gross Margin

Non-GAAP Measure: Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Credit Agreement Adjusted EBITDA & Credit Agreement Adjusted EBITDA Margin

($'000s)	CMCO FY26 Reported	10 Months of Kito Crosby	11 Months of Divestiture	FY26 Consolidated Company Assuming Full Year of Acquisition and Divestiture
Net Income (Loss)	($229,437)	($151,073)	(20,713)	(401,223)
Addback (deduct):				
Income Tax (Benefit) Expense	22,930	13,497	(6,904)	29,523
Interest Expense	61,145	66,313	(10,516)	116,942
Cost of debt refinancing	24,185	11,713		35,898
Depreciation & Amortization	77,038	64,689	(1,982)	139,745
EBITDA	**(44,139)**	**5,139**	**(40,115)**	**(79,115)**
Investment Income (Loss)	(2,182)			(2,182)
Foreign Currency Exchange Loss	5,551	5,206		10,757
Other Income (Expense), Net	(1,525)	788		(737)
Stock-based compensation	9,569			9,569
Transaction-Related Costs	55,603	216,847		272,450
Acquisition integration costs	12,795	2,100		14,895
Acquisition inventory set-up	36,798			36,798
Business Realignment Costs	4,310			4,310
Factory and Warehouse Consolidation Costs	1,054			1,054
Headquarter Relocation Costs	463			463
Loss on Impairment of Goodwill	200,000			200,000
Monterrey, Mexico New Factory Start-Up Costs	6,480			6,480
Net gain on sale of Divestiture	(103,306)			(103,306)
Net loss attributable to noncontrolling interest	(98)	(966)		(1,064)
Kito Crosby Management Fees and Related Expenses		1,600		1,600
Kito Crosby Legal		3,600		3,600
Kito Crosby Other		1,000		1,000
Adjusted EBITDA	**181,373**	**235,314**	(40,115)	**376,572**
Adjusted EBITDA Margin	***15.2%***	***24.4%***	*(32.6%)*	***18.5%***
Investment Income (Loss)[1]	2,182			2,182
Foreign Currency Exchange Loss[1]	(5,551)			(5,551)
Other Income (Expense), Net[1]	1,525	(788)		737
Net Gain on Sale of Facilities	(917)			(917)
Unrealized foreign exchange	(1,934)	(700)		(2,634)
Estimated Annual Net Run Rate Cost Synergies	70,640			70,640
Credit Agreement Adjusted EBITDA[2]	**247,318**	**233,827**	(40,115)	**$441,030**
Credit Agreement Adjusted EBITDA Margin	***20.7%***	***24.3%***	*(32.6%)*	***21.7%***

[1] Reflects removal of certain items included in the Company's public Adjusted EBITDA calculation but excluded from Credit Agreement Adjusted EBITDA
[2] Components may not add due to rounding